UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: (Date of earliest event reported): October 1, 2008 (September 26, 2008)

CHINACAST EDUCATION CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	001-33771 (Commission File Number)	20-0178991 (IRS Employer Identification No.)
15/F Reignwood Center,
No. 8 Yong An-Dongli
Jianguomenwai Avenue
Beijing 100022, PRC
(Address of Principal Executive Offices and zip code)
(86 10) 6566 7788
(Registrant’s telephone
number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 26, 2008, ChinaCast Education Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), pursuant to which the Company agreed to issue and sell 4,250,000 shares of the Company’s common stock, par value $0.0001 per share (the “Firm Stock”), to the Underwriters at a price per share of $2.444. In addition, the Company has granted the Underwriter on option to purchase up to an additional 637,500 shares to cover overallotments, if any, at the same price as the Firm Stock. The Company also granted the Underwriter warrants to purchase 255,000 shares at an exercise price of $2.86 per share.
     The sale of the Firm Stock was consummated on October 1, 2008. Net proceeds to the Company from the offering, after deducting underwriting discounts and commissions and estimated offering expenses, were approximately $9.6 million. If the entire overallotment option is exercised, the net proceeds will equal approximately $11.1  million.
     A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, between ChinaCast Education Corporation and Roth Capital Partners, LLC, dated September 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINACAST EDUCATION CORPORATION
Date: October 1, 2008	By:	/s/ Antonio Sena
		Name:	Antonio Sena
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, between ChinaCast Education Corporation and Roth Capital Partners, LLC, dated September 26, 2008.

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